Exhibit 10.10(c)

CONSOLIDATED CONTAINER HOLDINGS LLC

2004 UNIT OPTION AGREEMENT

THIS AGREEMENT (the “Agreement”), which shall be effective as of the Award Date (defined in paragraph 1 below), is made and entered into by and between Consolidated Container Holdings LLC, a Delaware limited liability company (the “Company”), and __________ (the “Participant”).

WHEREAS, the Company has implemented the Second Amended and Restated Consolidated Container Holdings LLC 1999 Unit Option Plan (the “Plan”), which provides for the grant of options to selected officers, key employees, and consultants of the Company or its Subsidiaries to purchase Units of the Company;

WHEREAS, Consolidated Container Company LP, a Delaware limited partnership (“CCC”), STC Acquisition Co., a California corporation (“Newco”), STC Plastics, Inc., a California corporation (“STC”), Larry Keller, Scott Keller, Martha Torres and Lisa Quattrone have entered into that certain Agreement and Plan of Merger dated as of the date hereof (the “Merger Agreement”) pursuant to which CCC will acquire STC through the merger of Newco with and into STC (the “Transaction”);

WHEREAS, the Merger Agreement provides for the issuance to Participant of this Option, and the committee that administers the Plan (the “Committee”) has therefore authorized Participant to participate in the Plan and has awarded the Unit option herein described (the “Option”) to the Participant; and

WHEREAS, the parties desire to evidence in writing the terms and conditions of the Option, which the parties intend to supersede all prior option grants from the Company to the Participant;

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements herein contained, and as an inducement to the Participant to continue as an employee of the Company or its Subsidiary and/or to promote the success of the business of the Company and its Subsidiaries, the parties hereby agree as follows:

1. Grant of Option. The Company hereby grants to the Participant, upon the terms and subject to the conditions, limitations and restrictions set forth in the Plan and in this Agreement, the Option to acquire __________ Units (the “Number of Units”), at an exercise price of five cents ($0.05) to acquire each Unit (the “Exercise Price”), effective as of February 14, 2005 (the “Award Date”). The Participant hereby accepts the Option from the Company. The Company and Participant acknowledge and agree that the present value of each Unit underlying the Option shall be deemed to be $0.05 per Unit as of the date hereof.

2. Vesting. One hundred percent (100%) of the Units subject to the Option will be vested as of the Award Date, subject to the restrictions on exercise set forth herein.

3. Exercise. The Option shall not be exercisable by Participant until immediately before the occurrence of a Liquidity Event. For purposes of this Agreement, “Liquidity Event” means (a) the first firm commitment, underwritten public offering of Units to the general public under the Securities Act of 1933, as amended, completed by the Company and resulting in the Units being listed on the New York Stock Exchange or American Stock Exchange or being quoted on NASDAQ or the OTC Bulletin Board (an “IPO”); (b) the existing members of the Company in the aggregate cease to own 50% of the Units owned by them as of the date hereof on a fully diluted basis (a “Sale of Units”); or (c) the sale of all or substantially all of the assets of the Company to a bona fide third party (an “Asset Sale”). In order to exercise the Option with respect to any Units hereunder, the Participant shall provide written notice to the Company at its principal executive office. At the time of exercise, the Participant shall pay to the Company the Option price per Unit set forth in Section 1 times the number of vested Units as to which the Option is being exercised. The Participant shall make such payment by delivering (a) cash or (b) a check or (c) at the Committee’s option, any other consideration that the Committee determines is consistent with the Plan and applicable law. If the Option is exercised in full, the Participant shall surrender this Agreement to the Company for cancellation. If the Option is exercised in part, the Participant shall surrender this Agreement to the Company so that the Company may make appropriate notation hereon or cancel this Agreement and issue a new agreement representing the unexercised portion of the Option. Prior to acquiring any of the Units pursuant to the Option, the Participant shall execute and deliver the Special Unit Acquisition, Ownership and Redemption Agreement attached as Exhibit A to the Plan and the LLC Agreement.

4. Who May Exercise. The Option shall be exercisable during the lifetime of the Participant only by the Participant. To the extent exercisable after the Participant’s death, only by the Participant’s representatives, executors, successors or beneficiaries may exercise the Option.

5. Term of Option. The Option shall be effective commencing on the Award Date and ending on the tenth (10th) anniversary of the Award Date (the “Expiration Date”), and except to the extent provided in Article 5 of the Merger Agreement, is not subject to termination by the Company; provided, however, that for any Units hereunder as to which the Option has not been exercised as of such Expiration Date, the Option shall automatically renew for additional successive ten (10) year periods until the Option has been exercised as to all Units hereunder.

6. Put Right.

(a) Immediately before the occurrence of a Liquidity Event caused by a Sale of Units in which the selling members of CCH receive monetary consideration, an Asset Sale or an IPO, Participant shall have the right to cause the Company to redeem the Option for the greater of (i) (x) in the case of a Sale of Units, the per Unit amount to be received by the selling members of CCH less the Exercise Price, the result of which is multiplied by the number of Units underlying the Option at that time (after taking into consideration any reductions made under Article 5 of the Merger Agreement); (y) in the case of an Asset Sale, the per Unit amount to be distributed to CCH members less the Exercise Price, the result of which is multiplied by the number of Units underlying the Option at that time (after taking into consideration any reductions made under Article 5 of the Merger Agreement); (z) in the case of an IPO, the price per Unit at which Units were offered in the IPO less the Exercise Price, the result of which is multiplied by the number of Units underlying the Option at that time (after taking into consideration any reductions made under Article 5 of the Merger Agreement, or (ii) $__________ less the aggregate value of the Units underlying the Option used to satisfy all Indemnification Claims (as defined in the Merger Agreement) pursuant to Article 5 of the Merger Agreement, whether by set-off or otherwise.

(b) Immediately before the occurrence of a Liquidity Event caused by a Sale of Units in which the selling members of CCH receive non-monetary consideration, Participant shall have the right to cause the Company to redeem the Option for $__________less the aggregate value of the Units underlying the Option used to satisfy all Indemnification Claims (as defined in the Merger Agreement) pursuant to Article 5 of the Merger Agreement, whether by set-off or otherwise.

(c) Notwithstanding the foregoing, Participant shall not be entitled to cause the Company to redeem the Option, and the Company shall not be required to redeem the Option, if (i) the redemption of the Option would cause or result in a default or event of default under the Credit Agreement (as defined immediately below) or (ii) there shall exist any default or event of default under the Credit Agreement immediately prior to the redemption of the Option; provided, that, in the case of clause (i), the Company shall redeem the Option to the maximum extent, if any, that would not cause or result in a default or event of default under the Credit Agreement. The term “Credit Agreement” shall mean that certain Credit Agreement dated as of May 20, 2004, among the Company, Consolidated Container Company LLC, the banks and other financial institutions a party thereto and Deutsche Bank Trust Company Americas, as Administrative Agent, as the same may be amended, restated, supplemented or otherwise modified from time to time.

7. Tax Withholding. Any provision of this Agreement to the contrary notwithstanding, the Company may take such steps as it deems necessary or desirable for the withholding of any taxes that it is required by law or regulation of any governmental authority, federal, state or local, domestic or foreign, to withhold in connection with any of the Units subject hereto.

8. Transfer of Option. The Participant shall not, directly or indirectly, sell, transfer, pledge, encumber or hypothecate (“Transfer”) the Option or the rights and privileges pertaining thereto other than by will or the laws of descent and distribution. Any permitted transferee to whom the Participant shall Transfer the Option pursuant to this Section 8 shall agree to be bound by this Agreement. The Option is not liable for or subject to, in whole or in part, the debts, contracts, liabilities or torts of the Participant, nor shall it be subject to garnishment, attachment, execution, levy or other legal or equitable process.

9. Certain Legal Restrictions. The Company shall not be obligated to sell or issue any Units upon the exercise of the Option or otherwise unless the issuance and delivery of such

Units shall comply with all relevant provisions of law and other legal requirements including, without limitation, any applicable federal or state securities laws. As a condition to the exercise of the Option or the sale by the Company of any additional Units to the Participant, the Company may require the Participant to make such representations and warranties as may be necessary to assure the availability of an exemption from the registration requirements of applicable federal or state securities laws. The Company shall not be liable for refusing to sell or issue any Units if the Company cannot obtain authority from the appropriate regulatory bodies deemed by the Company to be necessary to lawfully sell or issue such Units. In addition, the Company shall have no obligation to the Participant, express or implied, to list, register or otherwise qualify any of the Participant’s Units. The Units issued upon the exercise of the Option may not be transferred except in accordance with applicable federal or state securities laws. At the Company’s option, the certificate evidencing Units issued to the Participant may be legended as follows:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND MAY NOT BE SOLD, ASSIGNED, TRANSFERRED OR PLEDGED EXCEPT IN COMPLIANCE WITH THE REQUIREMENTS OF SUCH ACT AND THE APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION.

10. Plan Incorporated. The Participant accepts the Option herein subject to all the provisions of the Plan, which are incorporated herein, including the provisions that authorize the Committee to administer and interpret and make adjustments pursuant to the Plan and that provide that the Committee’s decisions, determinations and interpretations with respect to the Plan are final and conclusive on all persons affected thereby. Except as otherwise set forth in this Agreement, terms defined in the Plan have the same meanings herein.

11. Miscellaneous

(a) The granting of the Option herein shall impose no obligation upon the Participant to exercise the Option or any part thereof. Nothing herein contained shall affect the right of the Company to terminate the Participant at any time, with or without cause, or shall be deemed to create any rights to employment on the part of the Participant.

(b) The rights and obligations arising under this Agreement are not intended to and do not affect the employment relationship or other relationship that otherwise exists between the Company and the Participant, whether such employment relationship is at will or defined by an employment contract, or otherwise.

(c) Neither the Participant nor any person claiming under or through the Participant shall be or shall have any of the rights or privileges of a member of the Company in respect of any of the Units issuable upon the exercise of the Option herein unless and until such Units shall have been issued and delivered to the Participant or such Participant’s agent.

(d) Any notice to be given to the Company under the terms of this Agreement or any delivery of the Option herein to the Company shall be addressed to the Company at its principal executive offices, and any notice to be given to the Participant shall be addressed to the Participant at the address set forth beneath his or her signature hereto, or at such other address for a party as such party may hereafter designate in writing to the other. Any such notice shall be deemed to have been duly given if mailed, postage prepaid, addressed as aforesaid.

(e) Subject to the limitations herein on the transferability by the Participant of the Option and any Units, this Agreement shall be binding upon and inure to the benefit of the representatives, executors, successors or beneficiaries of the parties hereto.

(f) This Agreement shall be construed in accordance with, and the rights of the parties shall be governed by, the laws of the State of Delaware applicable to contracts entered into and to be performed in the State of Delaware.

(g) If any provision of this Agreement is declared or found to be illegal, unenforceable or void, in whole or in part, then the parties shall be relieved of all obligations arising under such provision, but only to the extent that it is illegal, unenforceable or void, it being the intent and agreement of the parties that this Agreement shall be deemed amended by modifying such provision to the extent necessary to make it legal and enforceable while preserving its intent or, if that is not possible, by substituting therefor another provision that is legal and enforceable and achieves the same objectives.

(h) All section titles and captions in this Agreement are for convenience only, shall not be deemed part of this Agreement, and in no way shall define, limit, extend or describe the scope or intent of any provisions of this Agreement.

(i) The parties shall execute all documents, provide all information, and take or refrain from taking all actions as may be necessary or appropriate to achieve the purpose of this Agreement.

(j) This Agreement, including Exhibit A, which is attached hereto and incorporated herein, constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto. In this regard, Participant acknowledges that the Options granted to Participant hereunder represent the sole Company options in which Participant will have any interest following Participant’s execution hereof.

(k) No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

(l) This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart.

(m) At any time and from time to time the Committee may execute an instrument providing for modification, extension, or renewal of any outstanding option, provided that no such modification, extension or renewal shall impair the option in any respect without the consent of the holder of the option. Except as provided in the preceding sentence, no supplement, modification or amendment of this Agreement or waiver of any provision of this Agreement shall be binding unless executed in writing by all parties to this Agreement. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision of this Agreement (regardless of whether similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.

(n) In addition to all other rights or remedies available at law or in equity, the Company shall be entitled to injunctive and other equitable relief to prevent or enjoin any violation of the provisions of this Agreement.

(o) The Participant’s spouse joins this Agreement for the purpose of agreeing to and accepting the terms of this Agreement and to bind any community property interest he or she has or may have in the Option, any vested portion or any unvested portion of the Option, any Units acquired upon exercise of the Option and any other Units held by the Participant.

Signatures appear on next page.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Award Date.

Consolidated Container Holdings LLC

By:
Stephen E. Macadam
President & Chief Executive Officer

PARTICIPANT:	PARTICIPANT’S SPOUSE:

Signature:	Signature:

Print Name:	Print Name:

Address:	Address:

Date:	Date: